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                                          EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in the Prospectus
constituting part of this Pre-Effective Amendment
No. 1 to the Registration Statements on Form S-1
(Nos. 333-83011, 333-83015, and 333-83017) of our
reports dated September 14, 1999 relating to the statement of financial condition of Series D, Series E, and Series F of World Monitor Trust II, and our reports dated January 26, 1999 related the statements of financial condition of Prudential
Securities Futures Management, Inc. and of
Diversified Futures Trust I, which appear in the Prospectus. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

New York, New York
September 14, 1999